EXHIBIT 32

Rule13a-14(b) Certification

In connection with the Quarterly Report of China YCT International Group, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section13(a) or15(d)of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2017                                             By: /s/Yan Tinghe
                                                                             Yan Tinghe, Chief Executive Officer (Principal Executive Officer)

November 14, 2017                                             By: /s/ Li Chuanmin
                                                                              Li Chuanmin, Chief Financial Officer (Principal Financial Officer)

Assigned original of this written statement required by Section 906 has been provided to China YCT International Group, Inc. and will be retained by China YCT International Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.